As filed with the Securities and Exchange Commission on June 1, 2022

Registration No. 333-265219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVID SEATS INC.

(Exact name of registrant as specified in its charter)

Delaware	7990	86-3355184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

111 N. Canal Street

Suite 800

Chicago, Illinois 60606

(312) 291-9966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Bradley C. Faris Owen J.D. Alexander Scott W. Westhoff Latham & Watkins LLP 330 N. Wabash Avenue, Suite 2800 Chicago, Illinois 60611 Tel: (312) 876-7700	Christian O. Nagler Wayne E. Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vivid Seats Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-265219) solely for the purpose of including the Securities Act of 1933, as amended, registration statement effectiveness delaying amendment language on the cover page hereto. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. There are no changes or additions being made to the Prospectus/Offer to Exchange that forms a part of the Registration Statement, and the Prospectus/Offer to Exchange has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws and provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our Company or was serving at our request in an official capacity for another entity. We must indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are included in this Registration Statement on Form S-4:

Exhibit No.	Description
2.1†	Transaction Agreement, dated April 21, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats Inc. (incorporated by reference to Exhibit 2.1 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

2.2†	Purchase, Sale and Redemption Agreement, dated April 21, 2021, by and among Hoya Topco, LLC, Hoya Intermediate, LLC, Vivid Seats Inc., Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP, CM7C VS Equity Holdings, LP, Crescent Mezzanine Partners VIIB, L.P., CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7C VS Equity, LLC, CM7B VS Equity, LLC, Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P., CBDC Universal Equity, Inc., Crescent Capital Group, LP and Horizon Acquisition Corporation (incorporated by reference to Exhibit 2.2 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

2.3	Plan of Merger, dated October 18, 2021, by and among Horizon Acquisition Corporation, Horizon Sponsor, LLC, Hoya Topco, LLC, Hoya Intermediate, LLC and Vivid Seats. Inc. (incorporated by reference to Exhibit 2.3 to Vivid Seats Inc.’s Form 10-Q filed with the SEC on November 11, 2021).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

4.1	Amended and Restated Warrant Agreement, dated October 14, 2021, by and between Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

Exhibit No.	Description

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Vivid Seats Inc.’s Form 10-K filed with the SEC on March 15, 2022).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Vivid Seats Inc.’s Form 10-K filed with the SEC on March 15, 2022).

5.1**	Opinion of Latham & Watkins LLP.

8.1**	Tax Opinion of Latham & Watkins LLP.

10.1†	Stockholders’ Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.2	Amended and Restated Registration Rights Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Topco, LLC and Horizon Sponsor, LLC (incorporated by reference to Exhibit 10.2 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.3†	Tax Receivable Agreement, dated October 18, 2021, by and among Vivid Seats Inc., Hoya Intermediate, LLC, GTCR Management XI, LLC, as TRA Holder Representative, Hoya Topco, LLC, the several Blocker TRA Holders (as defined therein) (incorporated by reference to Exhibit 10.3 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.4	Private Warrant Agreement, dated October 18, 2021, by and between Vivid Seats Inc. and Hoya Topco, LLC (incorporated by reference to Exhibit 10.6 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.5	Amended and Restated Warrant Agreement, dated October 14, 2021, by and between Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.6	Private Warrant Agreement ($10.00 exercise price), dated October 18, 2021, by and Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.7	Private Warrant Agreement ($15.00 exercise price), dated October 18, 2021, by and Horizon Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.8	Private Warrant Agreement ($10.00 exercise price), dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.9	Private Warrant Agreement ($15.00 exercise price), dated October 18, 2021, by and between Hoya Intermediate, LLC and Hoya Topco, LLC (incorporated by reference to Exhibit 10.11 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.4 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.11	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Vivid Seats Inc.’s Form 8-K filed with the SEC on October 22, 2021).

10.12	2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

Exhibit No.	Description

10.13	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.14	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.3 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.15	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.4 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.16	Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 99.5 to Vivid Seats Inc.’s Registration Statement on Form S-8 (File No. 333-260332)).

10.17	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.36 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.18	Employment Agreement, dated August 9, 2021, by and among Stanley Chia, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.14 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.19	Employment and Restrictive Covenants Agreement, dated April 1, 2020, by and between Lawrence Fey and Vivid Seats LLC (incorporated by reference to Exhibit 10.19 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.20	Employment Agreement, dated August 9, 2021, by and among Lawrence Fey, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.18 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.21	Employment and Restrictive Covenants Agreement, dated December 12, 2018, by and between Jon Wagner and Vivid Seats LLC (incorporated by reference to Exhibit 10.24 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.22	Employment Agreement, dated August 9, 2021, by and among Jon Wagner, Vivid Seats Inc. and Vivid Seats, LLC (incorporated by reference to Exhibit 10.23 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.23	Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.15 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.24	Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.16 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.25	First Amendment to Class E Securities Agreement, dated November 5, 2018, by and between Stanley Chia and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Stanley Chia and Hoya Topco, LLC (incorporated by reference to Exhibit 10.17 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.26	Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.20 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.27	Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.21 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

Exhibit No.	Description

10.28	First Amendment to Class D Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC, and Class B Securities Agreement, dated September 1, 2020, by and between Lawrence Fey and Hoya Topco, LLC (incorporated by reference to Exhibit 10.22 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.29	Class D Securities Agreement, dated December 17, 2018, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.25 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.30	Class B Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.26 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.31	Class D Securities Agreement, dated September 1, 2020, by and between Jon Wagner and Hoya Topco, LLC (incorporated by reference to Exhibit 10.27 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.32†	Lease, dated December 21, 2021, by and between Vivid Seats, LLC and BSREP II SS Chicago LLC (incorporated by reference to Exhibit 10.1 to Vivid Seats Inc.’s Form 8-K filed with the SEC on December 22, 2021).

10.33†	First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, as borrower, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.7 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.34†	Amendment No. 1, dated March 28, 2018, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.8 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.35†	Amendment No. 2, dated July 2, 2018, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.9 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.36†	Amendment No. 3, dated May 22, 2020, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.37†	Amendment No. 4, dated as of February 3, 2022, to the First Lien Credit Agreement, dated June 30, 2017, among Hoya Midco, LLC, Hoya Intermediate, LLC, Barclays Bank PLC, RBC Capital Markets, SunTrust Robinson Humphrey, Inc. and Jefferies Finance LLC (incorporated by reference to Exhibit 10.10 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

10.38**	Form of Dealer Manager Agreement.

10.39**	Tender and Support Agreement, dated May 26, 2022, by and between Vivid Seats Inc. and Eldridge Industries, LLC.

21.1	List of subsidiaries of Vivid Seats Inc. (incorporated by reference to Exhibit 21.1 to Vivid Seats Inc.’s Registration Statement on Form S-4 (File No. 333-256575)).

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

Exhibit No.	Description

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1).

24.1**	Power of Attorney.

99.1**	Form of Letter of Transmittal and Consent.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4**	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 1, 2022.

VIVID SEATS INC.

By:	/s/ Lawrence Fey
Name:	Lawrence Fey
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer and Director	June 1, 2022
Stanley Chia	(principal executive officer)

/s/ Lawrence Fey	Chief Financial Officer	June 1, 2022
Lawrence Fey	(principal financial officer)

*	Chief Accounting Officer	June 1, 2022
Edward Pickus	(principal accounting officer)

*	Director	June 1, 2022
Mark Anderson

*	Director	June 1, 2022
Todd Boehly

*	Director	June 1, 2022
Jane DeFlorio

*	Director	June 1, 2022
Craig Dixon

*	Director	June 1, 2022
David Donnini

*	Director	June 1, 2022
Tom Ehrhart

*	Director	June 1, 2022
Julie Masino

*	Director	June 1, 2022
Martin Taylor

*

The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on Form S-4 on behalf of the above-named officers and directors of the registrant pursuant to the Power of Attorney executed by such officers and/or directors on the signature page to the Registration Statement previously filed on May 26, 2022.

By:	/s/ Lawrence Fey
Name:	Lawrence Fey
Title:	Chief Financial Officer